                                                                  Exhibit 10.2.1

                      S&P COMSTOCK INFORMATION DISTRIBUTION
                                LICENSE AGREEMENT

      AGREEMENT, made as of January 13, 2000, by and between S&P ComStock, Inc., a corporation having offices at 600 Mamaroneck Avenue, Harrison, New York 10528, and iWon Inc. ("Distributor"), having an office at 1 Bridge Street, Suite 42, Irvington, New York 10533.

      WHEREAS S&P ComStock, Inc. gathers, formats and distributes an information service comprised of certain securities and commodities prices and other data which is known as the S&P ComStock Service ("ComStock") and

      WHEREAS, S&P ComStock, Inc. is licensed to distribute information from various Stock Exchanges, Commodity Exchanges, and other sources (collectively, "Sources") as part of S&P ComStock; and

      WHEREAS, the parties desire that certain delayed information from S&P ComStock ("the ComStock Information") as specified in Exhibit A (Part I), attached hereto, be made available to Distributor for display by Distributor on its Internet World Wide Web site (collectively, the "Distributor Service"), as described fully in Exhibit 13, attached hereto.

      NOW, THEREFORE, the parties mutually agree as follows:

1.    Distribution License.

      (a) Distributor is hereby granted for the term of this Agreement a nonexclusive, nontransferable right and license to distribute electronically the ComStock Information via the Distributor Service solely for access by Internet users of the Distributor Service (such users referred to herein as "Subscribers"), provided that the ComStock Information is supplied to the Subscribers by means (such as data encryption, or packet transmission-digitizing) which prevent unauthorized reception, use or retransmission and further provided that Distributor has executed in advance any and all necessary documents with the various Sources, which documents have been accepted and approved by the Sources. Notice of such Sources' acceptance and approval must be supplied to S&P ComStock, Inc. prior to Distributor's use or distribution of the ComStock Information.

      (b) Distributor agrees and understands that it shall directly provide the ComStock Information to Subscribers, except as specifically set forth in Exhibit B. Distributor also agrees and understands that it is not permitted to sublicense, transfer, or assign its rights hereunder and that it shall not permit the redistribution of the ComStock Information by any Subscriber or by any other third party without the express prior authorization of S&P ComStock, Inc. pursuant to a separate agreement or by mutually agreeable amendment executed and attached hereto.

      (c) Distributor agrees that the ComStock Information shall not be dynamically updated.

      (d) Distributor shall be prohibited from: (i) distributing the Comstock information through any joint or co-branded sites, except that Distributor shall be permitted to distribute

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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information from multiple content providers on pages of Distributor's site and
(ii) authorizing any third party to link a third party site to the Comstock Information.

2.    ComStock Equipment.

      (a) During the term of this Agreement, S&P ComStock, Inc. shall provide Distributor the equipment listed in Exhibit C, attached hereto ("the ComStock Equipment"), for installation only at the site(s) specified therein. Distributor shall not relocate the ComStock Equipment without the written permission of S&P ComStock, Inc., which permission shall not be unreasonably withheld or delayed.

      (b) S&P ComStock, Inc. shall, at Distributor's expense and request, install, furnish, and maintain necessary modems and/or communications interface equipment.

      (c) Distributor shall not attach, or permit or cause to be attached, any non-ComStock equipment to the ComStock communications line or the ComStock Equipment without the prior written permission of S&P ComStock, Inc., which permission shall not be unreasonably withheld or delayed.

      (d) Distributor shall have no right in or to any of the ComStock Equipment except for the rights of use herein granted. Distributor shall pay all extraordinary costs for repair or replacement of the ComStock Equipment, over and above ordinary maintenance which shall be performed by S&P ComStock, Inc. Such extraordinary maintenance includes electrical work external to the ComStock Equipment, maintenance of accessories or attachments, and repair of damage to the ComStock Equipment resulting from accident, neglect, misuse, failure of electrical power or causes other than ordinary use. Distributor shall promptly return the ComStock Equipment in good condition, ordinary wear and tear excepted, upon termination of this Agreement for any reason.

3.    ComStock Information.

      (a) The furnishing to Distributor of the ComStock Information is conditioned upon strict compliance with the provisions of this Agreement, the applicable policies of the Sources, and with all local, state and federal regulations which might pertain to the use of the ComStock Information. It shall be the sole responsibility of Distributor to confirm with the applicable Sources whether or not all of the ComStock Information may be distributed by Distributor to its Subscribers. S&P ComStock, Inc. may discontinue provision of the ComStock Information hereunder, (i) without notice, whenever the terms of its agreements with the Sources require such discontinuance, or (ii) if in its reasonable judgment S&P ComStock, Inc. finds a breach by Distributor of any of the provisions of this Agreement which is not cured by Distributor within five (5) days of receipt of written notice of such breach from S&P Comstock, Inc., unless the provisions contained in SPC's agreements with its third party information providers require more immediate termination.

      (b) Neither S&P ComStock, Inc., nor any of its affiliates, nor any Sources make any express or implied warranties (including, without limitation, any warranty of merchantability or fitness for a particular purpose or use). Neither S&P ComStock, Inc., any of its affiliates, or any

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       2
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Sources warrant that the ComStock information will be uninterrupted or error-free. Distributor expressly agrees that its use and distribution of the ComStock Information and its use of the ComStock Equipment is at the sole risk of Distributor and its Subscribers. S&P ComStock, Inc., its affiliates, and all Sources involved in creating or providing the ComStock Information will in no way be liable to Distributor or any of its Subscribers for any inaccuracies, errors or omissions, regardless of cause, in the ComStock Information or for any defects or failures in the ComStock Equipment, or for any damages (whether direct or indirect, or consequential, punitive or exemplary) resulting therefrom. The liability of S&P ComStock, Inc. and its affiliates in any and all categories, whether arising from contract, warranty, negligence, or otherwise shall, in the aggregate, in no event exceed one month's ComStock Information Delivery Fee.

      (c) Distributor agrees that it shall not display the ComStock Information in the Distributor Service without a prominent notice indicating that the ComStock Information is being displayed on a minimum fifteen (15) minute delayed basis.

      (d) Distributor also agrees to include S&P Comstock's Terms and Condition of Use, a copy of which is attached hereto as Exhibit E, within the Distributor Service in a manner which alerts Subscribers of the applicability thereof.

      (e) Distributor shall clearly and prominently identify S&P ComStock as the source of the ComStock information by display of the S&P ComStock logo (the "Logo") in a manner to be agreed to by the parties. Distributor shall also create a hypertext or other computer link from the Logo to the S&P ComStock site on the World Wide Web.

      (f) Distributor represents and warrants that it has and will employ adequate security procedures to prevent the unauthorized access to the ComStock Information or corruption of the ComStock Information.

      (g) Distributor agrees to indemnify and hold S&P ComStock, Inc. and its affiliates harmless from and against any and all losses, damages, liabilities, costs, charges and expenses, including reasonable attorneys fees, arising out of: (i) any liability of S&P ComStock, Inc. to any Subscriber where Distributor has failed to include the Terms and Conditions of Use in the Distributor Service pursuant to Section 3(d) above; or (ii) any breach or alleged breach on the part of Distributor or any Subscribers with respect to its/their obligations to obtain prior approvals from appropriate Sources and to comply with any applicable conditions, restrictions or limitations imposed by any Source.

      (h) S&P ComStock, Inc. represents that it (i) has the rights and licenses necessary to transmit the ComStock Information to Distributor, and (ii) that to the best of S&P ComStock, Inc.'s knowledge, the license granted to Distributor hereunder, including Comstock Information, Comstock Equipment and all software or hardware related thereto, if supplied by S&P Comstock, Inc., shall not infringe any U.S. patent, trademark, copyright or other intellectual property, proprietary or third party right; and (iii) that the Comstock Equipment, the Comstock Information and any software or hardware, supplied by S&P Comstock, Inc., related thereto do not and will not contain any viruses and time bombs.

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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            (i)   S&P ComStock, Inc. shall deliver the ComStock Information to
      Distributor at the site(s) set forth in Exhibit C or at such other locations as Distributor may designate within the continental United States or Canada.

4.    Payments.

      In consideration for the license granted to Distributor by S&P ComStock, Inc. under this Agreement, Distributor shall make the following payments to S&P ComStock, Inc.:

      (a) Distributor shall pay to S&P ComStock, Inc. a Monthly Base Fee of $[*], as set forth in Exhibit D attached hereto. Such fees shall include all recurring charges for ComStock network connection, modem/line interface equipment, and standard equipment maintenance services as determined by S&P ComStock, Inc.'s standard price list. These charges, plus any applicable Source fees and state/local taxes, will be billed monthly in advance. Non-recurring charges such as installation, relocation and removals of ComStock Equipment will be separately billed in accordance with S&P ComStock, Inc.'s then-current standard rates.

      (b) Distributor shall pay to S&P ComStock, Inc. a Monthly Redistribution Fee, the total of which will be the amount as calculated using the Schedule of Fees attached hereto as Exhibit D. The Subscriber Fees will be due and payable on the fifteenth (15th) day of each month and shall be based upon the number of monthly page views [*] as set forth in Exhibit D. Together with the Monthly Redistribution Fee payment, Distributor shall provide to S&P ComStock, Inc. on a monthly basis a list identifying the number of monthly page views [*] as set forth in Exhibit D. S&P ComStock, Inc. shall keep such list confidential.

      (c) Distributor shall be responsible for the payment of any and all applicable fees billed to S&P ComStock, Inc. or directly to Distributor by Sources, which fees result from Distributor's use and distribution of the ComStock Information. Distributor shall also be responsible for payment of any Subscriber's Source fees which must be paid directly by Distributor to the Sources. Distributor shall provide to S&P ComStock, Inc. a copy of its monthly Source fee reports when and as filed with the Sources.

      (d) Any amounts payable to S&P ComStock, Inc. by Distributor hereunder which are more than thirty (30) days past due shall bear interest at the rate of 1-1/2% per month.

      (e) S&P ComStock, Inc. may, in its sole discretion and at any time following the initial term of this Agreement, change the per-Subscriber fee payment schedule and/or the ComStock Information Delivery Fee as specified herein after having provided written notice to Distributor at least ninety (90) days in advance of such changes.

      (f) S&P ComStock, Inc. may audit Distributor's records for the sole purpose of verifying the accuracy of Distributor's reported Monthly Redistribution Fee payments as set forth in Paragraph 4(b), above. S&P shall be entitled to exercise such audit right no more than once per calendar year unless such audit reveals a shortfall in excess of [*] percent ([*]%) of the true amount payable in which case a further audit in the same calendar year is permitted. Distributor will make such records readily available to S&P ComStock, Inc. for inspection during normal working hours on one week's notice. S&P ComStock, Inc. agrees that

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Distributor's records will be treated as confidential and will not be used for any purpose other than verifying Distributor's compliance with this Agreement. Any such audit shall be at S&P ComStock, Inc.'s expense unless it is determined that S&P ComStock, Inc. has been underpaid by an amount exceeding [*] percent ([*]%) of the revenues actually received by S&P ComStock, Inc. in the period covered by the audit; in such case, the expense of the audit shall be borne by Distributor.

      (g) Each month, Distributor shall furnish S&P ComStock with information regarding the number of monthly page views [*] for the previous month and such other additional information regarding use of the ComStock information as the parties mutually agree.

5.    Information Enhancements; Changes to Data Specification.

      (a) Any additions of new Sources or other enhancements to the ComStock Information which may be made by S&P ComStock, Inc. during the term of this Agreement, while unidentified at this time, will be offered to Distributor under terms and conditions to be negotiated, provided that (i) S&P ComStock, Inc. has the necessary rights to convey such new information to Distributor for redistribution; and (ii) Distributor and S&P ComStock, Inc. execute a separate agreement or an amendment to this Agreement.

      (b) S&P ComStock, Inc. shall have the right, on at least six (6) months prior written notice, to change the ComStock Data Format Specification, provided that any such change shall be made effective generally by S&P ComStock, Inc. to its customers. Distributor shall be responsible at its own expense for making any modifications to its software necessitated by such change; provided that S&P Comstock shall be responsible at its own expense for making any modifications to the ComStock Information.

6.    Term.

      (a) This Agreement shall take effect upon its execution by an authorized representative of S&P ComStock, Inc. and of Distributor.

      (b) The term of this Agreement shall be for an initial term of three (3) years commencing on the first day of service operation and shall automatically renew at the end of each term for successive terms, each of the same duration as the initial term, unless it is terminated effective at the end of any term with written notice by either party given to the other at least ninety (90) days prior to the end of the then current term. If S&P ComStock, Inc. increases charges to Distributor pursuant to Paragraph 4(f), above, Distributor shall have the option to terminate this Agreement by written notice to S&P ComStock, Inc. within sixty (60) days of Distributor's receipt of notice of such increases; such termination will become effective no sooner than thirty (30) days from the last day of the month in which notice of termination by Distribute is received by S&P ComStock, Inc.

7.    Marketing.

      Distributor may not use the names "ComStock, "SPC" or "S&P ComStock, Inc.," which are proprietary to S&P ComStock, Inc., or refer to the ComStock Information in marketing or

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       5
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advertising materials without the prior written consent of S&P ComStock, Inc., such consent not to be unreasonably withheld or delayed. Upon S&P ComStock, Inc.'s written request, Distributor shall notify Subscribers by a display in the service itself that S&P ComStock is the source of the quote information and any sales literature discussing ComStock provided quotes shall list S&P ComStock as the provider of the service.

8.    Rights to Data Specification; Other Confidential Information.

      (a) Distributor agrees and acknowledges that the Data Specification is a confidential and proprietary trade secret belonging to ComStock, and nothing in this Agreement conveys any proprietary rights whatsoever with regard to the Data Specification to Distributor. The Data Specification is provided to the Distributor strictly and solely for the purpose of developing internal computer software to receive the ComStock Information. Distributor may not use the Data Specification for any other purpose whatsoever, including, but not limited to, the development of systems for the receipt or transmission of computer data. Distributor may not give, transmit, or provide access to the ComStock Data Specification to any Subscriber or other third party. On any termination of this Agreement, regardless of cause, Distributor shall promptly return the Data Specification to S&P ComStock, Inc. and shall provide a written certification by an officer that no copies have been retained by Distributor.

      (b) In addition to the duties imposed on Distributor pursuant to Paragraph 8(a), above, S&P ComStock, Inc. and Distributor agree to hold confidential any and all of each other's trade secrets, procedures, formulae, financial data, Subscriber lists, and future plans, which may be learned before and during the term of this Agreement. Notwithstanding the foregoing, however, such duty of confidentiality shall not extend to information which is or comes into the public domain, is rightfully obtained from third parties not under a duty of confidentiality, or which is independently developed without reference to the other party's confidential information.

      (c) The duties of confidentiality imposed herein shall survive any termination of this Agreement.

9.    Prevention of Performance.

      Neither party shall be liable for any failure in performance of this Agreement if such failure is caused by acts of God, war, governmental decree, power failure, judgment or order, strike, or other circumstances, whether or not similar to the foregoing, beyond the reasonable control of the party so affected. Neither party shall have any liability for any default resulting from force majeure, which shall be deemed to include any circumstances beyond its control. Such circumstances shall include, but are not limited to acts of the government, fires, flood, strikes, power failures or communications line or network failures.

10. Right of Termination in the Event of Breach or Bankruptcy; Right to Injunctive Relief.

      (a) Either party shall have the right to terminate this Agreement for material breach by the other party by giving thirty (30) days prior written notice, such termination to take effect unless the breach is cured or corrected within such notice period.

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       6
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      (b)   If a receiver is appointed for either party's business or if either party petitions under the Bankruptcy Act and is adjudicated a bankrupt, declared an insolvent, or makes an assignment for the benefit of creditors, then the other party shall, upon thirty (30) days prior written notice, have the right to terminate this Agreement.

      (c) Upon termination of this Agreement for any reason, Distributor shall cease all use and distribution of any of the ComStock Information.

      (d) In addition to and notwithstanding the above, if Distributor, or any of its employees, agents or representatives, shall attempt to use or dispose of the ComStock Information or the Data Specification in a manner contrary to the terms of this Agreement, S&P ComStock, Inc. shall have the right, in addition to such other remedies as may be available to it, to injunctive relief enjoining such acts or attempt, it being acknowledged that legal remedies are inadequate.

      (e) If the ownership or management of Distributor at any time shall pass out of the majority control of its current owners or management by sale of stock or assets, merger or otherwise (other than by sale of stock to the general public or to the employees of Distributor), Distributor shall give S&P ComStock, Inc. written notice not fewer than thirty (30) days prior to the effective date of any change of control. S&P ComStock, Inc. shall have the right to terminate this Agreement on the last day of the month of the effective date of such change of control in the event that control is being transferred either to: (i) an entity viewed by S&P ComStock, Inc. to be a competitor of S&P ComStock, Inc.; or
(ii) an entity whose financial condition or reputation, in S&P ComStock, Inc.'s reasonable judgment, presents a substantial risk either to S&P ComStock, Inc.'s ability to collect payment hereunder or to S&P ComStock, Inc.'s reputation. If S&P ComStock, Inc. does not elect to terminate this Agreement, the new owners or management of Distributor shall assume this Agreement and shall carry out all of its terms and provisions.

11.   Assignment.

      This Agreement may not be assigned, sublicensed or otherwise transferred by either party without the written consent, except to a wholly owned subsidiary, of the other party, such consent not to be unreasonably withheld, provided, however, that no such consent shall be required with respect to any assignment by S&P ComStock, Inc. to its parent company, or to any S&P ComStock, Inc. affiliate. Any attempted transfer or assignment of this Agreement in violation of this provision shall be null and void.

12.   Entire Agreement.

      This Agreement and its Exhibits embodies the entire agreement between the parties hereto. There are no representations, conditions or terms other than those herein contained. No modification, change or alteration of this Agreement shall be effective unless in writing and signed by the parties hereto.

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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13.   Non-Waiver.

      The failure of either party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights nor shall the same be deemed to be a waiver of any subsequent breach.

14.   Notices.

      All notices under this Agreement shall be given in writing to the parties as follows:

      To: S&P ComStock, Inc.
          600 Mamaroneck Avenue
          Harrison, New York 10528

          Attn.: Mr. Paul Zinone

      To: Iwon, Inc.
          1 Bridge Street -- Suite 42
          Irvington, New York 10533

          Attn: Mr. Mark Stein

15.   Governing Law.

      This Agreement shall be governed by the laws of the State of New York and the parties agree to select New York jurisdiction for any claims or disputes which may arise hereunder.

      IN WITNESS WHEREOF, Distributor and S&P ComStock, Inc. have caused this Agreement to be executed by their duly authorized respective officers, as of the day and year above written.

      S&P COMSTOCK, INC.

      By: /s/ Paul Zinone

      Title: Vice President

      Date: 1/13/00

      DISTRIBUTOR

      By: /s/ Mark Stein

      Title: GC

      Date: 1/11/00

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBITS

A.    COMSTOCK INFORMATION DEFINITION; AUTHORIZED COUNTRIES

B.    DESCRIPTION OF DISTRIBUTOR SERVICE

C.    LISTING OF COMSTOCK EQUIPMENT; DISTRIBUTOR DELIVERY SITES

D.    SCHEDULES OF SUBSCRIBER FEES

F.    TERMS AND CONDITIONS OF USE

SF1:553522.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT A

PART I: DELAYED INFORMATION DEFINITION

STOCKS:

      NYSE
      NYSE Corporate Bonds
      AMEX, Boston, Philadelphia, Cincinnati, Midwest, Pacific Stock Exchanges
         and Instinet, NASD
      NASDAQ Over-the-Counter
      NASDAQ National Market System
      U.S. Mutual Funds

PART II: AUTHORIZED GEOGRAPHICAL AREA

Distribution of the ComStock Information may only be made by Distributor to Subscribers of the iwon.com web site.

SF1:553522.2                        Exhibit A

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                       DESCRIPTION OF DISTRIBUTOR SERVICE

PLEASE PROVIDE BRIEF DESCRIPTION OF SERVICE.

      iWon.com is a CBS-backed destination portal combining world class search, content and functionality with the Internet's largest guaranteed cash giveaway. iWon.com is giving away, to its users, $10,000 every day, $1 million every month and $10 million on Tax Day. Users collect entries into the Daily, Monthly and Tax Day giveaways for practically everything they do on site - from searching the Web and reading the news to checking their emails and tracking their stocks.

      iWon.com will use S&P data to provide our users with delayed quotes in our iWon Money section. These quotes will be available both by single symbol and through a summarized portfolio view that includes multiple company symbols.

SF1:553522.2                        Exhibit B

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                        DESCRIPTION OF COMSTOCK EQUIPMENT

      Licensee will use the ComStock Digital Data feed from equipment to be provided at the Licensee's site. The feed will be distributed through a client site processor into the head end service of the Licensee. The Comstock C.S.P. is fed with data via a high speed phone circuit.

      Licensee location is registered at:

      1 Bridge Street - Suite 42
      Irvington, NY 10533

SF1:553522.2                        Exhibit C

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                                SCHEDULE OF FEES

MONTHLY BASE FEES

      Data Feed - Site Fee                                                                                 $ [*]

            -     includes communication equipment, and up to two client site processors (CSP's)

      Communications

            -     includes the maintenance of a high speed phone circuit                                   $ [*]

            -     an ISDN dial backup line.                                                                $ [*]

MONTHLY REDISTRIBUTION FEES

      Domestic access to delayed Stocks, Mutual Funds, and Indices

            Page Views  [*]                                                                                Fees

            [*]                                                                                            $ [*]

            [*]                                                                                            $ [*]

            [*]                                                                                            $ [*]

      Domestic access to basic Fundamental Data                                                            $ [*]

ONE-TIME FEES

      Installation- per Standard & Poor's ComStock's site

            -     Includes installation of phone circuit                                                   $ [*]

            -     Client Site Processor connections, and dial back-up hardware                             $ [*]

            -     Equipment deposit (Fully refundable)                                                     $ [*]

            -     Shipping                                                                                 $ [*]

SF1:553522.2                        Exhibit D

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E

               TERMS AND CONDITIONS OF USE OF COMSTOCK INFORMATION

      All information provided by S&P ComStock, Inc. ("ComStock") and its affiliates (the "ComStock Information") on the iwon.com World Wide Web site is owned by or licensed to ComStock and its affiliates and any user is permitted to store, manipulate, analyze, reformat, print and display the ComStock Information only for such user's personal use. In no event shall any user publish, retransmit, redistribute or otherwise reproduce any ComStock Information in any format to anyone, and no user shall use any ComStock Information in or in connection with any business or commercial enterprise, including, without limitation, any securities, investment, accounting, banking, legal or media business or enterprise.

      Prior to the execution of a security trade based upon the ComStock Information, you are advised to consult with your broker or other financial representative to verify pricing information.

      Neither ComStock nor its affiliates make any express or implied warranties (including, without limitation, any warranty or merchantability or fitness for a particular purpose or use) regarding the ComStock Information. The ComStock Information is provided to the users "as is." Neither ComStock nor its affiliates will be liable to any user or anyone else for any interruption, inaccuracy, error or omission, regardless of cause, in the ComStock Information or for any damages (whether direct or indirect, consequential, punitive or exemplary) resulting therefrom.

SF1:553522.2                        Exhibit E

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.